SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2009

JAKKS PACIFIC, INC.
(Exact Name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
November 10, 2009

ITEMS IN FORM 8-K

Item 1.01     Entry into a Material Definitive Agreement.

On November 4, 2009, we entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) to sell $100 million in aggregate principal amount of 4.50% Senior Convertible Notes due 2014 (the “Notes”), which amount includes the Initial Purchaser’s exercise of its $15 million over-allotment option.   On November 10, 2009, we entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association, as the Trustee for the Notes.  The foregoing descriptions of the Purchase Agreement and the Indenture are qualified in their entirety by reference to the Purchase Agreement and the Indenture, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 1.01.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 10, 2009, we issued $100 million in aggregate principal amount of the Notes, pursuant to the Indenture.  The Notes are our senior unsecured obligations, are entitled to semi-annual interest payments at a rate of 4.50% per annum and mature on November 1, 2014. The Notes are convertible into shares of our common stock at an initial conversion rate of 63.2091 shares of our common stock per $1,000 principal amount of Notes (equivalent to approximately $15.82 per share of common stock), subject to adjustment in certain circumstances. Prior to August 1, 2014, holders of the Notes may convert their Notes only upon specified events. Upon conversion, the Notes may be settled, at our election, in cash, shares of our common stock, or a combination of cash and shares of our common stock. Holders of the Notes may require us to repurchase all or some of their Notes upon the occurrence of a fundamental change (as defined in the Note and Indenture).  The foregoing description of the Notes is qualified in its entirety by reference to the Indenture and Form of Note, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities

           As discussed above, the Company issued $100 million aggregate principal amount of the Notes on November 10, 2009. The Initial Purchaser of the Notes received an aggregate discount of approximately $3.5 million. The offer and sale of the Notes to the Initial Purchaser was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities. The Initial Purchaser then offered for resale the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser.

Additional information is provided in Item 2.03 above and is incorporated herein by reference to this Item 3.02.

Item 9.01     Financial Statements and Exhibits.

(c)   Exhibits

Exhibit
Number	Description

4.1*	Indenture dated as of November 10, 2009 between JAKKS Pacific, Inc. and Wells Fargo Bank, National Association
4.2*	Form of 4.50% Senior Convertible Note Due 2014 (included in Exhibit 4.1)
10.1*	Purchase Agreement dated November 4, 2009 between JAKKS Pacific, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
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* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 10, 2009	JAKKS PACIFIC, INC.

		By:	/s/ Joel M. Bennett
Joel M. Bennett
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

4.1*	Indenture dated as of November 10, 2009 between JAKKS Pacific, Inc. and Wells Fargo Bank, National Association
4.2*	Form of 4.50% Senior Convertible Note Due 2014 (included in Exhibit 4.1)
10.1*	Purchase Agreement dated November 4, 2009 between JAKKS Pacific, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
-----------------------------
* Filed herewith